UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2017 (October 2, 2017)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road,
Stamford, Connecticut 06901	Kwinana Beach, WA 6167
Australia
(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 2, 2017, at a special meeting of shareholders of Tronox Limited (the “Company”) held pursuant to the Transaction Agreement, dated as of February 21, 2017, by and among the Company, The National Titanium Dioxide Company Limited (“Cristal”) and Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (“Cristal Netherlands”), the Company’s shareholders approved a resolution to issue 37,580,000 Class A Shares to Cristal Netherlands in connection with the acquisition of Cristal’s TiO2 business, and the resulting acquisition of interests in such Class A Shares by Cristal Netherlands and certain other persons and entities, at the closing of such acquisition.

The final voting results with respect to the proposal are set forth below:

Votes For	Votes Against	Abstentions
105,880,823	16,754	144,558

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRONOX LIMITED

By:	/s/ Richard L. Muglia
Richard L. Muglia
Senior Vice President, General Counsel and Secretary

Date: October 6, 2017